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                                                                    Exhibit 10.1
                              PPG INDUSTRIES, INC.
                              --------------------
                    DEFERRED COMPENSATION PLAN FOR DIRECTORS
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1.  Purpose
    -------

    The purpose of the PPG Industries, Inc. Deferred Compensation Plan for Directors (the "Plan") is to offer each non-employee member of the Board of Directors of PPG Industries, Inc. (the "Corporation") the opportunity to defer receipt of the compensation to be earned for services as a director of the Corporation until after termination of service as a director.

2.   Definitions
     -----------

     (a) "Account" or "Accounts" means one or more of the Stock Account or the Capital Enhancement Account maintained for a Participant.

     (b) "Beneficiary" means the person or entity designated by the Participant or the Participant's legal representative as provided under Section 7(b).

     (c) "Capital Enhancement Account" means a bookkeeping account or accounts maintained for a Participant who, for such period or periods as the Committee may establish or permit, elects to defer to it all or any part of his or her Compensation.

     (d) "Committee" means the Officers-Directors Compensation Committee (or any successor) of the Board of Directors of the Company.

     (e) "Common Stock" means the common stock, par value $1.66 2/3 per share, of the Corporation.

     (f)  "Common Stock Unit" means a hypothetical share of Common Stock.

     (g) "Compensation" means a Participant's retainer and meeting fees earned for services as a director and as chairman or a member of a committee of the Board of Directors.

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     (h)  "Dividend Equivalents" means an additional number of Common Stock
          Units the Corporation shall credit to each Stock Account as of each dividend payment date declared with respect to the Corporation's Common Stock. The additional number of Common Stock Units to be credited to each Stock Account shall be equal to:

          (1) the product of (i) the dividend per share of the Common Stock which is payable as of the dividend payment date, multiplied by
               (ii) the number of whole Common Stock Units credited to the Stock Account as of the applicable dividend record date;

     DIVIDED BY
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          (2)  the closing price of a share of the Common Stock on the dividend payment date (or if such stock was not traded on that date, on the next preceding date on which it was traded), as reported in the New York Stock Exchange Composite Transactions.

     (i)  "Participant" means an eligible director who participates in the Plan.

     (j) "Stock Account" means a bookkeeping account maintained for a Participant who elects to defer to it all or any part of his or her Compensation and to which Common Stock Units and Dividend Equivalents are credited.

3.   Eligibility
     -----------

      All directors of the Corporation who are not at the time also serving as salaried employees of the Corporation are eligible to participate in the Plan.

4.   Deferral of Compensation
     ------------------------

     (a) Each Participant shall have such Compensation as the Board of Directors mandates deferred under the Plan and credited to the Stock Account. In addition, each Participant may elect to have additional Compensation deferred under the Plan and

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          credited to the Stock Account and/or, as permitted by the Committee, the Capital Enhancement Account.

     (b) Subject to any rules, regulations, procedures or resolutions adopted by the Committee, an election to defer shall be made in writing prior to the start of the calendar year for which it is to become effective and shall be effective upon filing with the Secretary of the Corporation, provided however that in the first calendar year in which an individual becomes a director, an election to defer may be made as to the remainder of such year, provided that the election is filed with the Secretary within thirty (30) days of the individual's appointment to the Board. Once deferral has been elected and filed with the Secretary of the Corporation, it shall become irrevocable for the next succeeding calendar year and, unless revoked in writing or superseded by a new election effective for calendar years after the year in which such revocation or new election is executed, shall continue in effect for each calendar year thereafter.

     (c) Deferred amounts shall be credited on the books of the Corporation to an account in the name of the Participant on the same date that it would otherwise be payable and shall thereafter be paid from the general funds of the Corporation. No assets of the Corporation shall be segregated or earmarked in respect to any amounts credited to the Accounts of Participants and all such amounts shall constitute unsecured contractual obligations of the Corporation.

     (d) The number of Common Stock Units to be credited to the Stock Account of a Participant shall be equal to the quotient obtained by dividing the unpaid deferred amount to be credited to the Stock Account by the closing price of a share of the Common Stock on the date on which such deferred amount is credited on the books of the Corporation (or if such stock was not traded on that date, on the next preceding date on which it was traded), as reported on the New York Stock Exchange Composite Transactions. Dividend Equivalents shall be credited to each Stock Account as of each dividend payment date declared with respect to the Corporation's Common Stock.

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     (e)  Interest equivalents in respect to unpaid deferred amounts credited to the Capital Enhancement Account shall be credited at the same interest rate, and in the same manner, as interest equivalents are credited to the Capital Enhancement Account under the PPG Industries, Inc. Incentive Compensation and Deferred Income Plan for Key Employees; provided, however, that (i) pre-retirement death benefits as a multiple of amounts deferred thereunder and (ii) reduction of the rate of interest equivalents in case of termination of service prior to age 62, shall not apply to amounts deferred hereunder.

     (f) The sum of each Participant's deferrals of Compensation under Section 4(a), to his Capital Enhancement Account shall be not less than such minimum, and not more than such maximum, as the Committee shall specify.

5.   Payment of Deferred Amounts
     ---------------------------

     (a) Payments from the Stock Account will be made in the form of Common Stock, provided that payment with respect to any partial Common Stock Unit shall be made in the form of cash. However, payments from the Stock Account of any Participant who ceased to be a director of the Corporation before August 15, 1996 shall continue to be paid in the manner provided by the Plan as effective on August 15, 1996. Payments from the Capital Enhancement Account shall be made in the form of cash.

     (b) Subject to Section 5(d) and Section 5(f), a Participant may elect to have the amount deferred paid in from one to 15 annual installments after he or she shall cease to be a director of the Corporation.

          Such installment(s) shall commence upon or following

          (i)  a specified date;
          (ii)  an event certain;
          (iii)  the earlier of a specified date or an event certain.

          Installments shall continue to be payable as soon as practicable after the first day of January of each year thereafter.

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          Subject to Sections 5(d), 5(e) and 5(f), payment of deferred amounts shall commence no later than January of the first calendar year which is the later of:

          (i) the year following attainment of age seventy (or such other age as may supersede the age referred to in Section 403(f)(3) of Title 42 United States Code); or

          (ii)  the year following such Participant's retirement.

          Where installments are payable from a Participant's Capital Enhancement Account, the amount of each installment will be calculated such as to provide approximately equal distributions over the period designated. However, no installment paid from the Capital Enhancement Account may be in an amount less than $1,000, and, to the extent necessary, installments shall be accelerated so as to provide for such minimum installments.

          Where installments are payable form a Participant's Stock Account, the number of shares of Common Stock paid in each installment shall be equal to the whole number obtained by dividing the number of Common Stock Equivalents then credited to the Participant's Stock Account by the number of unpaid installments. Common Stock Equivalents with respect to which payment has not yet occurred shall continue to be credited with Dividend Equivalents until paid. However, no installment paid from the Stock Account may be in an amount less than 20 shares of Common Stock, and, to the extent necessary, installments shall be accelerated to provide for such minimum installments. As of the date on which the last payment of benefits is made to a Participant from the Stock Account, the Company shall pay the Participant, in cash, an amount equal to the value of any remaining fractional Stock Unit based on the closing price of the Common Stock on the New York Stock Exchange Composite Transactions on the last date such price is available prior to the payment date.

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     (c)  Death or Disability
          -------------------

          (i) Subject to Section 5(f), in the event of the death or disability of a Participant either while serving as a director of the Corporation or prior to the commencement of any payments hereunder, any amount due under the Plan shall be paid in a lump sum to the Participant's beneficiary, or in the case of disability, to the Participant, as soon as practicable after the death or disability.

          (ii) Subject to Section 5(f), in the event of the death or disability of a Participant on or after the commencement of installment payments, in accordance with Section 5(b), payments shall continue to paid to the Participant's beneficiary, or in the case of disability, to the Participant, in accordance with the election made by the Participant in accordance with Section 5(b); provided, however, that the Secretary of the Committee shall have the power to accelerate the payment of any installment(s) because of hardship or other circumstances deemed by him, in his discretion, to warrant such acceleration.

     (d)  Payment Elections
          -----------------

          Any prior election as to the number of installments made by a Participant who is serving as a director of the Corporation on February 19, 1992 shall be null and void.

          Subject to Section 5(f), a Participant may elect the number and the date or event for the commencement of installment payments in accordance with the following:

          (i) Such elections must be made at least six months and ten days prior to the first payment date; and

          (ii) In all cases, the elections must be made in the calendar year preceding the first payment date.

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     (e)  Notwithstanding any other provision of this Plan, the first installment to a Participant shall not be paid until six months and ten days after the Participant shall cease to be a director of the Corporation.

     (f) Notwithstanding any other provision of this Plan, any Participant who, pursuant to any income tax laws to which he or she is subject, would be immediately taxed on any Compensation that the Board of Directors mandates shall be deferred may not elect the number and the date or
                                         ---
          event for the commencement of payments under the Plan. Instead, the payment of all benefits to such Participant (including any Dividend Equivalents from the Plan) resulting from the mandatory deferrals shall occur as a lump sum payment on the first business day which is 6 months and 10 days after the Participant's last day as a member of the Board. In the event of such Participant's death prior to receipt of the benefits, the Participant's Beneficiary shall be paid the benefits on the first business day which is 6 months and 10 days after the Participant's last day as a member of the Board.

6.   Change in Control
     -----------------

    (a) Upon, or in reasonable anticipation of, a Change in Control (as defined below), the Corporation shall immediately make a payment in cash to a trustee on such terms as the Senior Vice President, Human Resources and Administration, and the Senior Vice President, Finance, or either of them, shall deem appropriate (including such terms as are appropriate to cause such payment, if possible, not to be a taxable event to Participants) of a sufficient amount to insure that Participants receive the payment of all amounts as contemplated under the Plan.

    (b) Except as regards Section 6(c)(v), the Committee shall have the duty and the authority to make the determination as to whether a Change in Control has occurred, or is reasonably to be anticipated, and, concomitantly, to direct the making of the payment contemplated herein.

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    (c)   A "Change in Control" shall mean:

          (i) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 20% or more of either (x) the then outstanding shares of common stock of the Company (the "Outstanding Company Common Stock") or (y) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection (i), the following acquisitions shall not constitute a Change in Control:
                (a) any acquisition directly from the Company, (b) any acquisition by the Company, (c) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (d) any acquisition by any corporation pursuant to a transaction which complies with clauses (a), (b) and (c) of subsection (iii) of this Section 6(c); or

          (ii) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's shareholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

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          (iii) Approval by the shareholders of the Company of a
                reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (a) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (b) no Person (excluding any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination and (c) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

          (iv) Approval by the shareholders of the Company of a complete liquidation or dissolution of the Company; or

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          (v)   A majority of the Board otherwise determines that a Change in
                Control shall have occurred.

7.   General Provisions
     ------------------

     (a) Either the Board of Directors of the Corporation or the Committee may modify or amend the Plan, in whole or in part, from time to time, or terminate the Plan at any time, without the consent of any Participant or Beneficiary of any Participant; provided, however, that any modification, amendment or termination shall be of general application to all Participants and Beneficiaries and shall not, without the consent of the Participant or, in the event of his death, the Participant's Beneficiary or estate adversely affect (i) any amount theretofore deferred or credited to the Participant's Account(s) or
          (ii) the right of the Participant to receive all amounts theretofore credited to the Participant's Account(s), as of the date of such modification, amendment or termination; and provided further that any modification, amendment or termination that would materially increase or accelerate the payment of any amount under the Plan shall be approved by the Board of Directors. The Plan shall remain in effect until terminated pursuant to this paragraph.

     (b) No rights under the Plan may be transferred or assigned except that a Participant may designate, in writing filed with the Secretary of the Corporation, his spouse or children, a trustee or his or her executor or executrix as Beneficiary to receive any unpaid amounts under the Plan after the death of the Participant. In the absence of any such designation or in the event that the designated person or entity shall not be in existence at the time a payment under the Plan comes due, the Beneficiary of the Participant shall be the Participant's legal representative.

     (c) The Committee shall have full power to administer and interpret the Plan and to adopt such rules, regulations, procedures and resolutions consistent with the terms of the Plan as the Committee deems necessary or advisable to carry out the terms of the Plan.

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     (d)  The place of administration of the Plan shall be conclusively deemed to be within the Commonwealth of Pennsylvania, and the validity, construction, interpretation and administration of the Plan, and of any determinations or decisions made thereunder, and the rights of any and all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively and solely in accordance with, the internal laws of the Commonwealth of Pennsylvania.


                                            As Amended -- November 1, 1996

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